[On the Front End of Technology]

Digital Media Group, Ltd.

LOAN AGREEMENT AND SECURITY ASSIGNMENT

This loan agreement and security assignment ("Agreement") is entered into on this 26 day of August 2008 by and between **WinSonic Digital Media Group, Ltd.** ("WinSonic" or "Obligor") with his office located at 101 Marietta Street, NW, Suite 2600, Atlanta, Georgia 30303 and **Bobby L. Smith** of 2624 Wells Terrace Atlanta, GA 30331 ("Bobby L. Smith" or "Obligee"):

1. Loan Amount: Obligee hereby agrees to lend to Obligor the sum of Two Thousand Four Hundred Fifty-Eight and 53/100 Dollars ($2,458.53) ("Loan Amount"), and Obligor does hereby borrow and promise to repay the Loan Amount on or before September 19, 2008 ("Due Date"). Obligor has simultaneously herewith executed a promissory note ("Note") incorporated herein by reference, evidencing its repayment obligation hereunder.

2. Interest: The loan shall bear 6% interest up to and including the Due Date. Five (5) days from and after the Due Date, if Obligee shall elect repayment, and if not promptly repaid, the balance of the Loan Amount shall bear default interest at the rate of 12% per annum, but in no event shall it exceed the maximum interest allowable by law for transactions of this nature between parties of like capacity.

3. Security Assignment: In addition to the repayment of the entire loan amount, Obligor hereby grants to Obligee **32,780** shares of common stock in Winsonic Digital Media Group, Ltd. ("WDMG"). Obligee acknowledges and accepts that said shares are restricted shares pursuant to Regulation 144 of the Securities Act of 1933, as amended.

4. Warranty of Obligor: Obligor warrants and represents that he has full power and authority to enter into this agreement and that this agreement is not in violation of any other agreement nor of any covenant or restriction contained in any agreement to which Obligor is bound. Obligor further warrants that he has obtained all requisite corporate authority and approval, and has complied with the necessary corporate formalities in entering into this Agreement.

5. Further Documents: Obligor agrees to execute such other and further documents as shall be reasonable necessary or required by Obligee to carry out the provisions of this agreement.

6. Collection Costs: In the event that Obligee shall be required to take legal action to enforce the provisions hereof, Obligee shall be entitled to recover all costs of collection, including reasonable attorney's fees and costs, whether or not a legal proceeding is commenced, if the Obligation is not paid as and when due.

7. Miscellaneous: This agreement shall be governed by Georgia Law and any action to enforce the provisions hereof shall be resolved by binding and expedited Arbitration in accordance with

the rules and procedures of the American Arbitration Association (AAA) in Fulton County, Georgia, with a limited right of discovery consisting of not more that two depositions and one set each of written requests for admissions, production of documents, form interrogatories and special interrogatories in compliance with the Code of Civil Procedure. In the event any provision hereof is declared to be invalid or unenforceable, the parties agree in good faith to replace said provision with a valid and enforceable provision that as nearly as possible reflects the agreement and intent of the parties hereunder. This Agreement may not be modified except by a written instrument executed by both parties. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, representatives and assigns.

These signatures of the parties below confirm the foregoing as their entire understanding and agreement, superseding all prior representations, understandings and agreements, written or oral, between the parties.

Executed this 26 day of August 2008.

WinSonic Digital Media Group, Ltd. (Obligor)	Bobby L. Smith (Obligee)
By:	By: Bobby L. Smith
Winston D. Johnson, CEO and Chairman	Bobby L. Smith

WinSonic

[On the Front End of Technology]

Digital Media Group, Ltd.

PROMISSORY NOTE

A. FOR VALUE RECEIVED, WinSonic Digital Media Group, Ltd. ("Obligor") promises to pay to the order of Bobby L. Smith ("Obligee") 2624 Wells Terrace Atlanta, GA 30331 or at such other place as Obligee may from time to time designate, the principal sum of Two Thousand Four Hundred Fifty-Eight Hundred and 53/100 Dollars ($2,458.53), payable in accordance with the terms set forth in this NOTE, with 6% interest thereon, except as otherwise provided herein.

B. This NOTE is executed and delivered by Obligor pursuant to the terms and conditions set forth in the Loan and Security Assignment of even date herewith, pursuant to which Obligor incurred the obligation set forth herein in exchange for the loan of $2,458.53 by Obligee to Obligor and the other consideration granted therein by Obligor to Obligee.

C. Obligor shall pay to Obligee the sum of Two Thousand Four Hundred Fifty-Eight Hundred and 53/100 Dollars ($2,458.53), plus 6% interest, on or before September 19, 2008 (the "Due Date").

D. If Obligor shall fail to make the payments required within five (5) days after the Due Date, the unpaid balance shall bear interest at the rate of 12% per annum, but in no event shall it exceed the maximum interest allowable by law for transactions of this nature between parties of like capacity. Obligor recognizes that any default in making the payments herein agreed to be paid when due will result in Obligee incurring additional expenses. Obligor agrees to reimburse Obligee for such additional costs incurred in collecting the amount due for which Obligor is in default, including reasonable attorney's fees and costs.

E. It is agreed that time is of the essence in the performance of all obligations hereunder.

F. This Note will be governed by and construed in accordance with the laws of the State of Georgia, except where such law is preempted by the laws and regulations of the United States.

G. The terms of this Note shall apply to, inure to the benefit of, and bind all the parties hereto, their heirs, legatees, devises, administrators, executors, personal representatives, successors and assigns. As used herein, the term "Obligor" shall include the undersigned Obligor and any other person or entity who may subsequently become liable for the payment hereof.

WinSonic Digital Media Group, Ltd. ("OBLIGOR")

By: Winston D. Johnson, CEO and Chairman

Date: 8-28-08

[On the Front End of Technology]
Digital Media Group, Ltd.
101 Marietta Street, Suite 2600. . .Centennial Tower. . .Atlanta, Georgia 30303
Phone: (404) 230-5705. . .Fax: (404) 230-5710

August 27, 2008

Bobby L. Smith
2624 Wells Terrace
Atlanta, Georgia 30331

Dear Mr. Smith:

This letter constitutes an agreement entered into as of this 27th day of August, 2008 between WinSonic Digital Media Group, Ltd., ("WinSonic") and Bobby L. Smith regarding consulting services to be provided to WinSonic.

1. SCOPE OF WORK

Bobby L. Smith will provide the following service:

- Assist WinSonic in the business development plans which will provide the capital resources necessary to accomplish the operating and strategic plans.

2. COMPENSATION

Equity Compensation. Consultant will provide the above services in exchange for **100,000** shares of WinSonic's restricted common stock

3. CONFIDENTIALITY

Bobby L. Smith shall treat as confidential all data, records and accounts, information, operations, policies, procedures and all other information relating to the business of WinSonic, which becomes known to it through its activities hereunder ("Confidential Information"), and which is not otherwise in the public domain or rightfully obtained from another source. Bobby L. Smith does not acquire any rights in the Confidential Information, and agrees to take diligent measures to prevent the disclosure of such Confidential Information.

During the term and after termination of its services to WinSonic, Bobby L. Smith shall not use or disclose any such Confidential Information, except in accordance with the terms of this Agreement, or as required by law, regulation or court order. All records, reports, and other documents prepared by Bobby L. Smith shall be the property of WinSonic, and Bobby L. Smith shall deliver any such documents immediately to WinSonic upon request.

4. **INDEPENDENT CONTRACTOR**

Bobby L. Smith shall be deemed to be an independent contractor (and will be issued a 1099) and, as such, shall not be entitled to any benefits applicable to employees of WinSonic.

Bobby L. Smith and WinSonic indicate their acceptance of this Agreement by having their respective duly authorized representative sign in the spaces provided below.

Sincerely,

WinSonic Digital Media Group, Ltd.

By: [signature] Date: 8-27-08

Winston D. Johnson
Chairman & CEO

AGREED TO:

By: Bobby L Smith Date: Aug 27 08

Mr. Bobby L. Smith

WINSONIC

[On the Front End of Technology]

WINSONIC DIGITAL MEDIA GROUP, LTD.

UNANIMOUS WRITTEN CONSENT OF THE BOARD OF DIRECTORS

The undersigned, being all of the directors of WinSonic Digital Media Group, Ltd., a Nevada corporation (the "Company"), by execution hereof do hereby: (i) consent to and adopt the following resolutions as of the date hereof pursuant to Section 315 of Chapter 78 of the Nevada Revised Statutes, which resolutions shall have the same force and effect as if adopted by affirmative vote at a meeting of the Board of Directors (the "Board") duly called and held; (ii) waive all requirements of notice; and (iii) direct that this Unanimous Written Consent be filed with the minutes of the proceedings of the Company.

STOCK ISSUANCE – BOBBY L. SMITH

WHEREAS, on August 27, 2008, WinSonic Digital Media Group, Ltd, ("Company") executed a business development services with Bobby L. Smith, wherein the Company has promised to issue shares of restricted common stock in lieu of cash payment for services of the Company.

Name	$ Amount (Appx.)	Shares to be issued
Bobby L. Smith	$12,000	100,000

WHEREAS, after careful review and consideration, the Board has determined that it is advisable and in the best interests of the Company to issue the shares to this firm.

NOW, THEREFORE, BE IT RESOLVED, that the Board hereby approves the distribution of 100,000 shares of its Common Stock to the firm listed above.

IN WITNESS WHEREOF, the undersigned have executed this Unanimous Written Consent of Directors, in counterparts or otherwise, as of this August 27, 2008.

Winston D. Johnson

Eric Leufroy